Exhibit 5.1

May 5, 2023

Uniti Group Inc.

10802 Executive Center Drive

Benton Building Suite 300

Little Rock, Arkansas 72211

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Uniti Group Inc., a Maryland corporation (the “Company”) in connection with the preparation and filing by the Company of a registration statement on Form S-3, dated May 5, 2023 (the “Registration Statement”), including a base prospectus, which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) and the proposed issuance and sale from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (a) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); (c) debt securities of the Company (the “Debt Securities”) to be issued under an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form attached as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”); (d) depositary shares (the “Depositary Shares”) representing a fractional interest in a share, or multiple shares, of Preferred Stock and evidenced by depositary receipts (“Depositary Receipts”); (e) purchase contracts (the “Purchase Contracts”); (f) units consisting of any combination of two or more other constituent securities (the “Units”); and (g) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Purchase Contracts and the Units, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In our capacity as your counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Registration Statement registering the Securities, and the proposed issuance and sale from time to time of the Securities. For the purposes of this opinion, we have assumed that proceedings to be taken in the future will be timely completed in the manner proposed. In addition, we have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. As to matters of fact material to this opinion, we have relied on representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

With your consent, we have assumed for purposes of the opinion that (a) to the extent that the obligations under any agreement (including without limitation any applicable definitive purchase, underwriting or similar agreement) (collectively, the “Operative Documents”) may be dependent on such matters, each of the parties to such Operative Documents other than the Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party, and (iii) has duly authorized, executed and delivered each such Operative Document; (b) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (c) the terms of each Operative Document and each Security do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (b) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (c) the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (d) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus; (e) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (f) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company, together with the other parties thereto; and (g) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, it is our opinion that:

(1)       With respect to the Common Stock, when (a) the board of directors, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize the issuance and sale of (i) Securities convertible or exercisable into Common Stock, (ii) the shares of Common Stock, and (iii) related matters and (b) certificates or other appropriate evidence representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or other agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by such Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

(2)       With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of articles supplementary related to such Preferred Stock (“Article Supplementary”) and the filing of such Article Supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”); (b) such Articles Supplementary have been properly filed with the SDAT; and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or other agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by such Board (which consideration is not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)       With respect to the Debt Securities, when (a) the Trustee is qualified to act as trustee under the Indenture; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof, and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon the payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law, (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, or (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

(4)       With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of Articles Supplementary relating to the Preferred Stock underlying such Depositary Shares and the filing of the Articles Supplementary with the SDAT; (b) the deposit agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the Preferred Stock underlying such Depositary Shares have been deposited under the applicable deposit agreement; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable deposit agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon the payment of consideration therefor provided for therein, the Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the applicable Deposit Agreement.

(5)       With respect to the Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; (b) a purchase agreement or agreements relating to the Purchase Contracts have been duly authorized and validly executed and delivered by the Company and each other party thereto; and (c) the Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law and (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

(6)       With respect to the Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; (b) a purchase agreement or agreements relating to the Units have been duly authorized and validly executed and delivered by the Company and each other party thereto; and (c) the Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law and (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

(7)       With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (b) a warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto; and (c) the Warrants, or certificates representing the Warrants, have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law and (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

The opinions rendered are subject to the following exceptions, limitations and qualifications: (a) we express no opinion herein as to any provision of the Indenture or the Debt Securities that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial, or (iv) provides for indemnification, contribution or limitations on liability; (b) we express no opinion as to the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (c) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; (d) we express no opinion as to the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; and (e) we express no opinion with respect to whether the acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We are opining herein as to the effect on the subject transaction only of the internal laws of the States of Maryland and New York and the Federal laws of the United States of America. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in a Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Kutak Rock LLP

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